UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

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ARtelligence Holdings, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	333-141907	84-2340972
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

8735 Dunwoody Place, Suite 6, Atlanta, GA. 30350

(Address of Principal Executive Offices) (Zip Code)

(404) 506-5716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On January 26, 2026, ARtelligence Holdings, Inc. (the “Company”) issued shares of its common stock pursuant to several previously approved compensation and service arrangements, as described below. All issuances were made in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 701, as applicable.

Board of Directors, Board of Advisors, and Management Team Issuances

In December 2025, the Board approved the issuance of 2,000,000 shares of common stock to each member of the Board of Directors, each member of the Board of Advisors, and each member of the management team, in consideration for their services to the Company and in lieu of further compensation. The effective issuance date for these shares was January 26, 2026.

Timothy A. Holly, the Company’s Chairman and CEO, has not received any grant of stock or compensation for his services and has not been provided with any reimbursement for the funds he has expended for the Company. He owns 200 shares of common stock, acquired in the market prior to joining the Company.

Issuance to El Dorado Family Group, Ltd. and Its Advisors

In December 2025, the Company approved the issuance of shares to El Dorado Family Group, Ltd. (“EDFG”) and its advisors in consideration for EDFG’s exclusive commitment to provide and curate original images for use in the Company’s Image Library Tax Optimization Transactions System. EDFG received 132,500,000 shares of common stock. EDFG’s advisors and consultants collectively received shares totaling less than 5% of the Company’s outstanding shares. The effective issuance date for these shares was January 26, 2026.

Issuance of Consultants’ Shares (S‑8)

In March 2023, in connection with the Company’s issuance of its Series I Perpetual Preferred Stock, the Company approved the issuance of S‑8 eligible common shares to three consultants: Attorney Rickey Hicks, Stephen K. Radford, and Gregory L. Carter (the “Consultants’ Shares”). These shares were not issued at that time due to the failure of the Company’s former transfer agent to process the instructions.

Following an independent expert valuation of certain intellectual properties associated with the Series I transaction, the valuation increased the transaction value, requiring a corresponding increase in the Consultants’ Shares. The final share amounts, adjusted for the Company’s 50‑for‑1 reverse stock split, and effective as of January 26, 2026, are as follows:

Consultant:	Rickey Hicks, Esq.	Stephen K. Radford	Gregory L. Carter
Initial Shares:	35,457,143	3,885,714	657,143
Additional Shares:	35,693,744	3,802,054	642,995
Total Shares:	71,150,887	7,687,768	1,300,138

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Item 5.01 Changes in Control of Registrant

On January 26, 2026, Timothy A. Holly, doing business as Timothy A. Holly and Associates, transferred all issued and outstanding shares of the Company’s Series I Perpetual Preferred Stock to El Dorado Family Group, Ltd., a Georgia corporation. The Series I Perpetual Preferred Stock carries super‑majority voting rights, representing more than 155% of the total voting power of the Company’s voting securities. As a result of this transfer, El Dorado Family Group, Ltd. became the control person of the Company. Mr. Holly serves as Chairman and Chief Executive Officer of El Dorado Family Group, Ltd., and Chairman and Chief Executive Officer of ARtelligence Holdings, Inc. Accordingly, Mr. Holly continues to exercise managerial authority over the Company through his executive roles and his position as Chairman and CEO of EDFG.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

No amendments to the Company’s Articles of Incorporation or Bylaws were adopted in connection with the transactions described herein. The Company confirms that, following its 50‑for‑1 reverse stock split conducted in December 2024, the Company is authorized to issue 500,000,000 shares of common stock.

Item 8.01 Other Events

As of January 26, 2026, the Company has 500,000,000 shares of common stock authorized, and approximately 410,995,000 shares outstanding. This outstanding share count reflects all issuances described in Items 3.02 and 5.01 of this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARtelligence Holdings, Inc.

Date: January 27, 2026	By	/s/ Timothy A. Holly
Name: Timothy A. Holly Title: Chairman/Chief Executive Officer

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